ACRE REALTY INVESTORS INC.

399 Park Avenue, 6th Floor

New York, New York 10022

November 25, 2015

To the Limited Partners of ACRE Realty LP

(f/k/a Roberts Properties Residential, L.P.)

Dear Partners:

This letter relates to the shelf registration statement on Form S-3 (Registration No. 333-82453) pursuant to which ACRE Realty Investors Inc. (f/k/a Roberts Realty Investors, Inc.) (the “Company”) registered shares of the Company’s common stock, par value $0.01 per share, issuable to holders (“unitholders”) of units of limited partnership interest (“OP units”) in ACRE Realty LP (f/k/a Roberts Properties Residential, L.P.) upon redemption of such OP units by the unitholders (the “S-3 Registration Statement”).

On February 11, 2015, the Company announced that the window for use of the S-3 Registration Statement would be temporarily opened from February 17, 2015, until the date on which the Company filed its Annual Report on Form 10-K for the 2014 fiscal year, which occurred on March 30, 2015, and that its use would be suspended again from March 30, 2015 until December 1, 2015.

The Company now wishes to advise you that the suspension of the S-3 Registration Statement will be lifted and it will again be available for use by the Company for a limited period of time to issue registered shares of Company common stock to unitholders who redeem their OP units during this window. Subject to the Company’s continued timely filing of its reports under the Securities Exchange Act of 1934, as amended, the window for redemptions of OP units will remain open from December 1, 2015 until February 12, 2016, and will then open again when the Company files its Annual Report on Form 10-K for the 2015 fiscal year, which we expect to occur during the last two weeks of March 2016.

If you have any questions regarding the subject matter of this letter or other questions regarding your redemption rights with respect to your OP units, please feel free to contact me, Gregory I. Simon, Executive Vice President, General Counsel and Secretary, at 212-878-3504.

Very truly yours,

/s/ Gregory I. Simon

Gregory I. Simon
Executive Vice President, General Counsel and Secretary of ACRE Realty Investors Inc.